eXHIBIT 2.4

plan of conversion

OF

TOWNSQUARE MEDIA, LLC

This Plan of Conversion (this “Plan of Conversion”) is adopted as of [____________], 2014, to convert Townsquare Media, LLC, a Delaware limited liability company (the “Converting Entity”), to Townsquare Media, Inc., a Delaware corporation (the “Converted Entity”). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of the Converting Entity, dated March 15, 2011, as amended (the “LLC Agreement”).

RECITALS

WHEREAS, the Converting Entity is a limited liability company organized under the laws of the State of Delaware;

WHEREAS, the Board of Managers of the Converting Entity (the “Board”) has approved this Plan of Conversion and the transactions contemplated hereby;

WHEREAS, at the Effective Time and Date (as defined below), the Converting Entity shall be converted to the Converted Entity and become a corporation organized under the laws of the State of Delaware (the “Conversion”); and

WHEREAS, the Conversion is being effected pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the Delaware General Corporation Law (the “DGCL”).

AGREEMENT

1.          This Plan of Conversion shall become effective upon the effectiveness of the filing of the duly executed Certificate of Incorporation of the Converted Entity attached hereto as Exhibit A (the “Certificate of Incorporation”), and of the duly executed Certification of Conversion of the Converting Entity attached hereto as Exhibit B (the “Certificate of Conversion”), in the office of the Secretary of State of the State of Delaware (the “Effective Time and Date”).

2.          At the Effective Time and Date, the By-laws of the Converted Entity attached hereto as Exhibit C (the “By-laws”) shall become the by-laws of the Converted Entity until thereafter amended in accordance with their terms, the Certificate of Incorporation and the DGCL.

3.          At the Effective Time and Date, the name of the Converted Entity shall be Townsquare Media, Inc.

4.          At the Effective Time and Date, the LLC Agreement shall be terminated and shall be of no further force and effect.

5.          At the Effective Time and Date, all of the Units and Special Warrants of the Converting Entity outstanding immediately prior to the Conversion shall, by virtue of the Conversion and without any action on the part of the Converting Entity, the Converted Entity, or of any holder thereof, and without the payment of any additional consideration, be converted into shares of Class A Common Stock, par value $0.01 per share, of the Converted Entity (“Class A Common Stock”), shares of Class B Common Stock, par value $0.01 per share, of the Converted Entity (“Class B Common Stock”), shares of Class C Common Stock, par value $0.01 per share, of the Converted Entity (“Class C Common Stock”) and/or warrants exercisable for shares of Class A Common Stock as follows (in each case, rounded to the nearest whole share or warrant):

(a)   Each strip of one Class A Preferred Unit and one Class A Common Unit of the Converting Entity held by each holder of Units of the Converting Entity shall automatically convert into [____________] shares of Class A Common Stock of the Converted Entity; except that:

(i)    each strip of one Class A Preferred Unit and one Class A Common Unit of the Converting Entity held by OCM POF IV AIF GAP Holdings, L.P. and OCM PF/FF Radio Holdings PT, L.P. shall automatically convert into [____________] shares of Class B Common Stock and [____________] warrants exercisable for Class A Common Stock of the Converted Entity;

(ii)   each strip of one Class A Preferred Unit and one Class A Common Unit of the Converting Entity held by FiveWire Media Ventures LLC or by the members of FiveWire Media Ventures LLC, all of whom are listed on Schedule A hereto (the “FiveWire Members”), shall automatically convert into [____________] shares of Class B Common Stock of the Converted Entity; and

(iii)  each strip of one Class A Preferred Unit and one Class A Common Unit of the Converting Entity held by SOF Investments, L.P., SOF Investments, L.P. - Private V, GE Capital Equity Holdings, Inc., GE Business Financial Services Inc. and Antares Capital Corporation shall automatically convert into [____________] shares of Class C Common Stock of the Converted Entity.

(b)   Each strip of one Special Warrant exercisable for Class A Preferred Units and one Special Warrant exercisable for Class A Common Units of the Converting Entity held by each holder of Special Warrants of the Converting Entity shall automatically convert into [____________] warrants exercisable for Class A Common Stock of the Converted Entity ; except that:

(i)    each strip of one Special Warrant exercisable for Class A Preferred Units and one Special Warrant exercisable for Class A Common Units of the Converting Entity held by OCM POF IV AIF GAP Holdings, L.P. and OCM PF/FF Radio Holdings PT, L.P. shall automatically convert into [____________] warrants exercisable for Class A Common Stock of the Converted Entity.

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(c)   Each Class B Common Unit of the Converting Entity held by each holder of Class B Common Units of the Converting Entity shall automatically convert into a number of shares of Class A Common Stock of the Converted Entity equal to the result obtained by dividing (x) the Allocation Amount for such Class B Common Unit by (y) $[_____]1; except that:

(i)    each Class B Common Unit of the Converting Entity held by a FiveWire Member shall automatically convert into a number of shares of Class B Common Stock of the Converted Entity equal to the result obtained by dividing (x) the Allocation Amount for such Class B Common Unit by (y) $[_____]2.

For purposes of the foregoing, the “Allocation Amount” for each Class B Common Unit of the Converting Entity means the excess of (A) the amount determined by dividing the Gross Class B Amount by the number of Class B Common Units, over (B) the Participation Threshold with respect to such Class B Common Unit.

For purposes of the foregoing, the “Gross Class B Amount” means $[____].3

For purposes of the foregoing, the “Participation Threshold” for each Class B Common Unit of the Converting Entity means the participation threshold, if any, set forth in the unit grant agreement pursuant to which such Class B Common Unit was granted. If no participation threshold was set forth in the unit grant agreement pursuant to which such Class B Common Unit was granted, then the Participation Threshold for such Class B Common Unit is $0.00.

The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Converted Entity issued by virtue of the Conversion shall be governed by, and shall have the rights, powers and preferences (and the qualifications, limitations and restrictions thereof) as are set forth in, the Certificate of Incorporation. The warrants exercisable for Class A Common Stock of the Converted Entity resulting from the Conversion shall be governed by a warrant agreement among the Converted Entity and the holders of such warrants in the form attached hereto as Exhibit D.

6.          Immediately following the Conversion, but prior to the issuance of any additional equity interests of the Converted Entity, the equity ownership of the Converted Entity shall be as set forth on Exhibit E attached hereto.

7.          As of the Effective Time and Date, the officers and members of the Board of the Converting Entity shall become the officers and directors of the Converted Entity.

8.          Each officer of the Converting Entity shall be designated as an authorized person of the Converting Entity for purposes of filing the Certificate of Conversion and the Certificate of Incorporation and any other documents, instruments or certificates required to be filed by or on

1 To be the price per share of Class A Common Stock in the IPO.

2 To be the price per share of Class A Common Stock in the IPO.

3 To be the total value received by all Class B Common Units in the IPO.

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behalf of the Converting Entity in connection with the Conversion. The duly appointed officers of the Converted Entity shall have the authority to execute and deliver all further documents and instruments and take other further action as may be necessary or appropriate to carry out the intent and purposes of this Plan of Conversion.

9.          This Plan of Conversion shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

10.         This Plan of Conversion may be executed by facsimile and in counterparts by the parties hereto and shall become effective and binding upon the parties at such time as signed by all of the parties hereto.

11.         This Plan of Conversion, including the exhibits hereto, has been duly approved by the Board and the undersigned holders of the Required Interest. The adoption of this Plan of Conversion by the undersigned holders of the Required Interest shall constitute an adoption by such holders of the Conversion and the matters set forth herein, including, without limitation, the Certificate of Incorporation and By-laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Plan of Conversion to be executed as of the date first set forth above.

CONVERTING ENTITY:

TOWNSQUARE MEDIA, LLC

By:
Name:
Title:

[Townsquare Media, LLC - Plan of Conversion]

HOLDERS OF THE REQUIRED INTEREST

OCM POF IV AIF GAP HOLDINGS, L.P.

By:	OCM/GAP Holdings IV, Inc.
Its:	General Partner

By:
Name:
Title:

By:
Name:
Title:

OCM PF/FF RADIO HOLDINGS PT, L.P.

By:	Oaktree Fund AIF Series, L.P. – Series D and
Oaktree Fund AIF Series, L.P. – Series I
Its:	General Partners

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fund GP III, L.P.
Its:	Managing Member

By:
Name:
Title:

By:
Name:
Title:

[Townsquare Media, LLC - Plan of Conversion]

Schedule A

FiveWire Members

Steven Price

Stuart Rosenstein

Alex Berkett

Dhruv Prasad

Scott Schatz

Exhibit A

Certificate of Incorporation of the Converted Entity

See attached

Exhibit B

Certificate of Conversion of the Converting Entity

See attached

Exhibit C

By-laws of the Converted Entity

See attached

Exhibit D

Warrant Agreement

See attached

Exhibit E

Equity Ownership of the Converted Entity